Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Nos. 333-204880 and 333-204880-01) of Prosper Marketplace, Inc. of our report dated December 17, 2015 relating to the financial statements of BillGuard Inc., which appears in this current Report on Form 8-K/A of Prosper Funding LLC.

Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (Isr.)	December 18, 2015
A member firm of PricewaterhouseCoopers International Limited

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